Exhibit 10.1

SARCOS CORP.

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of the date on the signature page and is effective as of the Closing (as defined below) (the “Effective Date”) by and between Sarcos Corp. (the “Company”), Sarcos Technology and Robotics Corporation, the Company’s parent corporation (“Parent”), and Jorgen Pedersen (“Executive” and together with the Company and Parent, the “Parties”).

RECITALS

WHEREAS, it is anticipated that Parent will enter into an Agreement and Plan of Reorganization with RE2, Inc., a Pennsylvania Corporation (“Target”) and certain other parties (such agreement, the “Acquisition Agreement”), and upon the completion of the transactions contemplated by the Acquisition Agreement (the “Closing”), the Target will merge with a wholly owned subsidiary of Parent, with that subsidiary continuing as a wholly owned subsidiary of the Parent following the Closing; and

WHEREAS, the Company and Parent wish to retain the services of Executive following the Effective Date and Executive wishes to be employed by the Company following the Effective Date on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing recital and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:

1.Duties and Obligations.

(a)Duties and Scope of Employment.  As of the Effective Date, Executive will serve as Chief Operating Officer and report to the Chief Executive Officer (the “Supervisor”).  Executive will render business and professional services in the performance of Executive’s duties, consistent with Executive’s position within the Company, as will reasonably be assigned to Executive by the Executive’s Supervisor.  The period of Executive’s employment under this Agreement is referred to in this Agreement as the “Employment Term.”

(b)Obligations.  During the Employment Term, Executive will perform Executive’s duties faithfully and to the best of Executive’s ability and will devote Executive’s full business efforts and time to the Company.  Except as prohibited by applicable law, for the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior approval of the Board, and Executive will not engage in any other activities that materially interfere with Executive’s obligations to the Company.  Notwithstanding the foregoing, Executive may serve on one or more board of directors or board of advisors for entities that do not compete with the Company (as determined in the Board’s sole discretion) and that do not materially interfere with Executive’s duties, authorities or responsibilities to the Company, with the prior approval of the Board (which approval shall not be unreasonably withheld or delayed), and Executive may continue to serve on the board of directors of Pittsburgh Robotics Network and Catalyst Connection. Executive further agrees to comply with all Company policies, including, for the avoidance of any doubt, any insider trading policies and compensation clawback policies currently in existence or that may be adopted by the Company during the Employment Term.

2.At-Will Employment.  Subject to the terms hereof, Executive’s employment with the Company will be “at-will” employment and may be terminated by the Company at any time with or without cause or with or without notice.  However, as described in this Agreement and the Redemption Agreement between Executive and Parent dated as of the Closing (the “Redemption Agreement”), certain Parent common stock held by Executive may be subject to redemption in accordance with the terms of the Redemption Agreement, and Executive may be entitled to severance benefits depending upon the circumstances of Executive’s termination of employment.

3.Compensation.

(a)Base Salary.  During the Employment Term, the Company will pay Executive an annual base salary of $325,000 as compensation for Executive’s services (the annual base salary as may be amended from time to time, the “Base Salary”).  The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholding.  Executive’s Base Salary will be subject to review and adjustments will be made by Parent’s board of directors or its authorized committee (the “Committee”) based upon the Company’s normal performance review practices.

(b)Bonus.  Executive will be eligible to receive a bonus targeted annually at 35% of Executive’s then-current Base Salary (the “Bonus”).  Any Bonus may be based on achievement of the performance goals set by the Committee and the Committee’s assessment of achievement of those goals as well as the terms and conditions of the bonus plan to be approved by the Committee.  Executive’s receipt of any achieved amount of the Bonus is subject to Executive’s continued employment with the Company through the applicable payment date, and such amount will not be earned if Executive’s employment with the Company terminates for any reason or no reason prior to the applicable payment date.  The achieved amount of Executive’s Bonus for any year will be payable no later than March 15th of the year following the year in which such amount is earned.

4.Equity.  As a further inducement to enter into this Agreement and commence employment with the Company, the Company will recommend that the Committee grant Executive an award of restricted stock units of Parent (“RSUs”) under the Parent’s 2021 Equity Incentive Plan (the “2021 Plan”) with a value of $3,000,000 (the “RSU Value”).  The number of RSUs subject to this award will equal (A) the RSU Value divided by (B) the closing price of a share of Parent common stock on the date of grant, with such quotient rounded to the nearest whole share.  Subject to the continuation of Executive’s service with Parent and the Company, the RSUs will vest as to 25% RSUs on the first anniversary of the vesting commencement date, and as to 1/12 of the remaining RSUs every three months thereafter (on the same day of the month as the vesting commencement date).  The RSUs will be subject to the terms and conditions of the 2021 Plan and the applicable RSU award agreement and notice of RSU grant.  Following the vesting of the RSUs, Executive will receive one share of Parent common stock for each vested RSU (subject to tax withholding).  This award of RSUs will be subject to Executive’s signing and delivery to Parent of the Redemption Agreement and the Lock-up Agreement attached to this Agreement as Exhibit A (the “Lock-up Agreement”).

5.Employee Benefits. During the Employment Term, Executive will be entitled to participate in benefit plans and programs of the Company (including vacation and/or paid-time off), maintained by the Company for the benefit of its employees if any, on the same terms and conditions as other similarly-situated employees to the extent that Executive’s position, tenure, salary, age, health and other qualifications make Executive eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto.  The Company reserves the right to modify employee compensation and cancel or change the benefit plans and programs it offers to its employees at any time in its discretion.

6.Expenses.  The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

7.Severance Benefits.

(a)Termination Outside the Change in Control Period.  If, outside the Change in Control Period, the Company or its Affiliates terminate Executive’s employment with the Company or its Affiliates, respectively, without Cause (excluding by reason of Executive’s death or Disability), or Executive resigns from such employment for Good Reason, then, subject to Section 8, Executive will receive the following severance benefits:

(i)Salary Severance.  Continuing payments of severance pay at a rate equal to Executive’s Base Salary, at the highest rate in effect during the Employment Term, for the Severance Period (as determined below) from the date of Executive’s termination of employment, which will be paid in accordance with the Company’s regular payroll procedures.  The “Severance Period” shall be equal to six (6) months.

(ii)Continued Employee Benefits.  If Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, the Company will reimburse Executive for the premiums necessary to continue  group health insurance benefits for Executive and Executive’s eligible dependents until the earlier of (A) a period of six (6) months from the date of Executive’s termination of employment, (B) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans or (C) the date upon which Executive ceases to be eligible for coverage under COBRA (such reimbursements, the “COBRA Premiums”).  However, if the Company determines in its sole discretion that it cannot pay the COBRA Premiums without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment payable on the last day of a given month (except as provided by the following sentence), in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the date of Executive’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will commence on the month following Executive’s termination of employment and will end on the earlier of (x) the date upon which Executive obtains other employment or (y) the date the Company has paid an amount equal to six (6) payments.  For the avoidance of doubt, the taxable payments in lieu of COBRA Premiums may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings.  Notwithstanding anything to the contrary under this Agreement, if at any time the Company determines in its sole discretion that it cannot provide the payments contemplated by the preceding sentence without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Executive will not receive such payment or any further reimbursements for COBRA premiums.

(b)Termination without Cause or Resignation for Good Reason within the Change in Control Period.  If, within the Change in Control Period, the Company or its Affiliates terminate Executive’s employment with the Company or its Affiliates, respectively, without Cause (excluding by reason of Executive’s death or Disability), or Executive resigns from such employment for Good Reason, then, subject to Section 8, Executive will receive the following severance benefits from the Company:

(i)Salary Severance.  A lump sum severance payment equal to Executive’s Base Salary for the Severance Period, at the highest rate in effect during the Employment Term, which will be paid in accordance with the Company’s regular payroll procedures.

(ii)Bonus Severance. Executive will receive a lump-sum payment, payable in accordance with the Company’s regular payroll procedures, equal to one hundred percent (100%) of the higher of (A) Executive’s target Bonus as in effect for the fiscal year in which the Change in Control occurs or (B) Executive’s target Bonus as in effect for the fiscal year in which Executive’s termination of employment occurs; provided, in either case, the Company had not previously paid Executive a Bonus corresponding to such fiscal year and such payment shall be prorated based on the actual amount of time Executive is employed by the Company during the fiscal year (or the relevant performance period if something different than a fiscal year) during which the termination occurs.

(iii)Continued Employee Benefits.  If Executive elects continuation coverage pursuant to COBRA within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, the Company will reimburse Executive for the premiums necessary to continue group health insurance benefits for Executive and Executive’s eligible dependents until the earlier of (A) a period of twelve (12) months from the date of Executive’s termination of employment, (B) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans or (C) the date upon which Executive ceases to be eligible for coverage under COBRA (such reimbursements, the “COC COBRA Premiums”).  However, if the Company determines in its sole discretion that it cannot pay the COC COBRA Premiums without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the date of Executive’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will commence on the month following Executive’s termination of employment and will end on the earlier of (x) the date upon which Executive obtains other employment or (y) the date the Company has paid an amount equal to twelve (12) payments.  For the avoidance of doubt, the taxable payments in lieu of COC COBRA Premiums may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings.  Notwithstanding anything to the contrary under this Agreement, if at any time the Company determines in its sole discretion that it cannot provide the payments contemplated by the preceding sentence without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Executive will not receive such payment or any further reimbursements for COBRA premiums.

(iv)Equity.  Vesting acceleration of one hundred percent (100%) of Executive’s outstanding unvested Equity Awards on the date of Executive’s termination. If, however, an outstanding Equity Award is to vest and/or the amount of the Equity Award to vest is to be determined based on the achievement of performance criteria, then the Equity Award will vest as to one hundred percent (100%) of the amount of the Equity Award assuming the performance criteria had been achieved at target levels for the relevant performance period(s), unless otherwise provided in the applicable award agreement.

(c)Voluntary Resignation; Termination for Cause.  If Executive’s employment with the Company or its Affiliates terminates (i) voluntarily by Executive (other than for Good Reason) or (ii) for Cause by the Company, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

(d)Disability; Death.  If Executive’s employment terminates as a result of Executive’s death or Disability, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing written severance and benefits plans and practices or pursuant to other written agreements between Executive or the Company or Parent, as applicable.

(e)Accrued Compensation.  For the avoidance of any doubt, in the event of a termination of Executive’s employment with the Company or its Affiliates, Executive will be entitled to receive all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to Executive under any Company-provided plans, policies, and arrangements.

(f)Transfer between the Company and Affiliates.  For purposes of this Section 7, if Executive’s employment with the Company or one of its Affiliates terminates, Executive will not be determined to have been terminated without Cause, provided Executive continues to remain employed by the Company or one of its Affiliates (e.g., upon transfer from on Affiliate to another).

(g)Exclusive Remedy.  In the event of a termination of Executive’s employment with the Company or its Affiliates, the provisions of this Section 7 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity.  Executive will be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this Section 7.

(h)Non-duplication of Payment or Benefits.  For purposes of clarity, in the event of a termination of employment that qualifies Executive for severance payments and benefits under Section 7(a) of the Employment Agreement that occurs during the period within three (3) months prior to a Change in Control, any severance payments and benefits to be provided to Executive under Section 7(b) will be reduced by any amounts that already were provided to Executive under Section 7(a).  Notwithstanding any provision of this Agreement to the contrary, if Executive is entitled to any cash severance, continued health coverage benefits, vesting acceleration of any Awards, or other severance or separation benefits similar to those provided under this Agreement, by operation of applicable law or under a plan, policy, contract, or arrangement sponsored by or to which the Company is a party other than this Agreement (“Other Benefits”), then the corresponding severance payments and benefits under this Agreement will be reduced by the amount of Other Benefits paid or provided to Executive.

8.Conditions to Receipt of Severance; No Duty to Mitigate.

(a)Separation Agreement and Release of Claims.  The payment of any severance set forth in Section 7(a) and Section 7(b) above is contingent upon Executive signing and not revoking a separation and release of claims agreement with the Company (which may include an agreement not to disparage the Company, non-solicit provisions and/or other standard terms and conditions) in a form reasonably acceptable to the Company (the “Release”) upon or following Executive’s separation from service and such Release becoming effective no later than sixty (60) days following Executive’s separation from service (such deadline, the “Release Deadline”).  If the Release does not become effective by the Release Deadline, Executive will forfeit any rights to severance under this Agreement.  In no event will severance payments or benefits be paid or provided until the Release becomes effective.  Any severance payments and benefits under this Agreement will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following Executive’s separation from service, or, if later, such time as required by Section 7(b)(ii).  Except as required by Section 7(b)(ii), any payments and benefits that would have been made to Executive during the sixty (60)-day period immediately following Executive’s separation from service but for the preceding sentence will be paid to Executive on the sixtieth (60th) day following Executive’s separation from service and the remaining payments will be made as provided in this Agreement.  In no event will Executive have discretion to determine the taxable year of payment of any severance payments or benefits.

(b)Section 409A.

(i)Notwithstanding anything to the contrary in this Agreement, no Deferred Payments, if any, payable to Executive pursuant to this Agreement will be payable until Executive has a “separation from service” within the meaning of Section 409A of the Code and the final regulations and official guidance thereunder (“Section 409A”).  Similarly, no severance payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Executive has a “separation from service” within the meaning of Section 409A.

(ii)Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s separation from service (other than due to death), then the Deferred Payments, if any, that are payable within the first six (6) months following Executive’s separation from service, will become payable on the date six (6) months and one (1) day following the date of Executive’s separation from service.  All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit.  Notwithstanding anything herein to the contrary, if Executive dies following Executive’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this Section 7(b)(ii) will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit.  Each payment, installment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(iii)Any severance payment that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments for purposes herein.  Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) will not constitute Deferred Payments for purposes herein.  Any payments or benefits due under Section 7 of this Agreement will be paid no later than the last day of the second taxable year of Executive following Executive’s taxable year in which Executive’s separation from service from the Company occurs.

(iv)For purposes of this Agreement, “Section 409A Limit” means two (2) times the lesser of: (x) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during Executive’s taxable year preceding Executive’s taxable year of Executive’s termination of employment as determined under, and with such adjustments as are set forth in, Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto, or (y) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.

(v)The foregoing provisions are intended to comply with or be exempt from the requirements of Section 409A so that none of the severance or other payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply or be exempt.  In no event will the Company have any liability or obligation to reimburse, indemnify, or hold harmless Executive for any taxes or costs that may be imposed on or incurred by Executive as a result of Section 409A. Executive and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.

(c)Ancillary Agreements.  Executive’s receipt of any payments or benefits under Section 7 will be subject to Executive complying with: (i) the Confidentiality Agreement (as defined in Section 10); (ii) the Lock-Up Agreement; (iii) the Redemption Agreement; and (iv) this Agreement. In the event Executive breaches the provisions of this Section 8(c), all continuing payments and benefits to which Executive may otherwise be entitled to pursuant to Section 6 will immediately cease.

(d)No Duty to Mitigate.  Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.

9.Limitation on Payments.  In the event that any payments or benefits provided for in this Agreement or otherwise payable to Executive (collectively, the “Payments”) (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section 9, would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be either:

(a)delivered in full, or

(b)	delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Executive on an after-tax basis, of the greatest amount of Payments, notwithstanding that all or some portion of such Payments may be taxable under Section 4999 of the Code.  If a reduction in Payments constituting “parachute payments” is necessary so that Payments are delivered to a lesser extent, reduction will occur in the following order: (i) cancellation of equity awards granted “contingent on a change in ownership or control” (within the meaning of Section 280G of the Code); (ii) a pro rata reduction of (A) cash payments that are subject to Section 409A as deferred compensation and (B) cash payments not subject to Section 409A; (iii) a pro rata reduction of (A) employee benefits that are subject to Section 409A as deferred compensation and (B) employee benefits not subject to Section 409A; and (iv) a pro rata cancellation of (A) accelerated vesting of equity awards that are subject to Section 409A as deferred compensation and (B) equity awards not subject to Section 409A. If acceleration of vesting of equity awards is to be cancelled, such acceleration of vesting will be cancelled in the reverse order of the date of grant of Executive’s equity awards.  In no event will Executive have any discretion with respect to the ordering of payment reductions.

Unless the Company and Executive otherwise agree in writing, any determination required under this Section 9 will be made in writing by a nationally recognized firm of independent public accountants selected by the Company (the “Accountants”), whose determination will be conclusive and binding upon Executive and the Company for all purposes.  For purposes of making the calculations required by this Section 9, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and Executive will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 9.  The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 9.

10.Definitions.

(a)Affiliate. “Affiliate” means the Company and any other parent or subsidiary corporation of the Company, as such terms are defined in Section 424(e) and (1) of the Code.

(b)Board.  “Board” means the Parent’s board of directors.

(c)Cause.  “Cause” means the occurrence of any of the following actions or events: (i) Executive’s willful material misconduct or material breach of any written agreement between Executive and the Company or a Company Affiliate (including without limitation this

Agreement, the Lock-Up Agreement, the Redemption Agreement, or the Executive’s Confidentiality Agreement), (ii) Executive’s conviction of, or plea of guilty or no contest to, any felony, or of or to a crime involving moral turpitude, (iii) the performance of an illegal act by Executive while purporting to act on behalf of the Company or a Company Affiliate, or engaging in activities directly in competition or antithetical to the best interests of the Company or any Affiliate, including but not limited to material personal dishonesty, in each case, which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any Affiliate, (iv) fraud or unauthorized use or disclosure of confidential information or trade secrets of the Company or any Affiliate or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company, (v) an intentional violation of any federal, state or local law or regulation applicable to the Company or any Affiliate or their business, or (vi) Executive’s continued failure to perform Executive’s duties or responsibilities to the Company or any Affiliate or deliberate violation of a Company policy, including but not limited to those relating to insider trading or sexual harassment in each case as determined by the Board, in its sole discretion. In each case (other than subsection (ii)), the Board shall deliver written notice to Executive of the Board’s determination that Cause exists, including in such notice reasonable detail the applicable facts and circumstances and Executive will be provided a reasonable opportunity to refute such asserted basis with counsel for the Executive present.  Notwithstanding the foregoing, Cause under subsection (i), (iii)or (vi) above shall only exist after: (x) the Board delivers written notice to Executive of the Board’s determination that Cause exists; (y) such notice sets forth in reasonable detail such facts and circumstances, along with the Board’s determination, in its discretion, of whether such events are reasonably capable of being corrected; and (z) only if the Board has determined that such events are reasonably capable of being corrected, Executive has failed to fully correct any of the events listed in subsection (i), (iii), (vi) above within thirty days (30) days following delivery to Executive of the Board’s written notice of its determination that Cause exists. For the avoidance of doubt, in the event the Board determines, in its discretion, that such events constituting Cause are not reasonably capable of being corrected, Cause shall be deemed to exist immediately upon the Board’s delivery of the written notice described in the foregoing clauses (x) and (y) and Executive will have the right to refute the determination as set forth above, but not a right to cure.

(d)Change in Control.  “Change in Control” has the meaning of “Change in Control” as defined in the 2021 Plan.

(e)Change in Control Period.  “Change in Control Period” means the period beginning on the date three (3) months prior to, and ending on the date that is twelve (12) months following, a Change in Control.

(f)Code.  “Code” means the Internal Revenue Code of 1986, as amended.

(g)Deferred Payments.  “Deferred Payments” means any severance pay or benefits to be paid or provided to Executive (or Executive’s estate or beneficiaries) pursuant to this Agreement and any other severance payments or separation benefits to be paid or provided to Executive (or Executive’s estate or beneficiaries), that in each case, when considered together, are considered deferred compensation under Section 409A.

(h)Disability.  “Disability” means Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than six (6) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Company employees.

(i)Good Reason.  “Good Reason” means the occurrence of one or more of the following events without Executive’s express written consent: (i) a material reduction in Executive’s duties, authorities, or responsibilities relative to Executive’s duties, authorities, or responsibilities in effect immediately prior to the reduction; provided however that a change in Executive’s title, duties, authorities, or responsibilities following which Executive holds an executive-suite position within the Company will not constitute “Good Reason” under this clause (i), (ii) a material reduction in Executive’s annual base salary; provided, however, that, a reduction of annual base salary that also applies to substantially all other similarly situated employees of the Company will not constitute “Good Reason”; (iii) a  change in the geographic location of Executive’s primary work facility or location by more than 50 miles from Executive’s then-present primary work facility or location; or (iv) failure of a Company successor to assume the obligations under this Agreement. In order for the termination to be for Good Reason, Executive must not terminate Executive’s employment with the Company without first providing written notice to the Company of the acts or omissions constituting the grounds for “Good Reason” within 60 days of the initial existence of the grounds for “Good Reason” and a cure period of 30 days following the date of written notice (the “Cure Period”), the grounds must not have been cured during that time, and Executive must terminate Executive’s employment within 30 days following the Cure Period.

(j)Protected Activity.  “Protected Activity” includes filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”).

11.Confidential Information.  As a condition of employment, Executive is required to execute and abide by, the Employee Intellectual Property Agreement attached hereto as Exhibit B (the “Confidentiality Agreement”). Executive’s failure to do any of the foregoing will constitute termination for Cause.  Nothing in this Agreement, the Confidentiality Agreement shall prevent Executive from engaging in Protected Activity. Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies.  Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

12.No Conflicting Obligations.  Executive confirms that Executive is not under any existing obligations that may impact Executive’s eligibility to be employed by the Company or limit Executive may be employed.  Executive agrees not to bring any third-party confidential information to the Company, including that of Executive’s former employer, and Executive will not in any way utilize any such information in performing Executive’s duties for the Company.

13.Successors.

(a)The Company’s Successors.  Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession.  For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 13(a) or which becomes bound by the terms of this Agreement by operation of law.

(b)Executive’s Successors.  The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

14.Notices.

(a)General.  Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid or when delivered by a private courier service such as UPS, DHL or Federal Express that has tracking capability.  In the case of Executive, mailed notices will be addressed to Executive at the home address that Executive most recently communicated to the Company in writing.  In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the Chief Executive Officer of the Company.

15.Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

16.Integration.  This Agreement, together with the Redemption Agreement, Lock-Up Agreement and Confidentiality Agreement represents the entire agreement and understanding between the Parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral.  This Agreement may be modified only by agreement of the Parties by a written instrument executed by the Parties that is designated as an amendment to this Agreement.

17.Waiver of Breach.  No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive).  The waiver of a breach of any term or provision of this Agreement will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

18.Arbitration.

(a)General.  IN CONSIDERATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, THE COMPANY’S PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES WITH EXECUTIVE, AND EXECUTIVE’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID OR PROVIDED TO EXECUTIVE BY THE COMPANY AT PRESENT AND IN THE FUTURE, EXECUTIVE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT EXECUTIVE MAY HAVE WITH THE COMPANY OR A COMPANY AFFILIATE (INCLUDING ANY EMPLOYEE, OFFICER, DIRECTOR,  TRUSTEE, OR BENEFIT PLAN OF THE COMPANY OR A COMPANY AFFILIATE, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM EXECUTIVE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF EXECUTIVE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF ANY AGREEMENT BETWEEN THE PARTIES, INCLUDING THIS AGREEMENT, THE REDEMPTION AGREEMENT, THE LOCK-UP AGREEMENT AND THE CONFIDENTIALITY AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (9 U.S.C. SEC. 1 ET SEQ.) (THE “FAA”).  THE FAA’S SUBSTANTIVE AND PROCEDURAL PROVISIONS SHALL EXCLUSIVELY GOVERN AND APPLY WITH FULL FORCE AND EFFECT TO THIS ARBITRATION AGREEMENT, INCLUDING ITS ENFORCEMENT.  ANY STATE COURT OF COMPETENT JURISDICTION SHALL STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EXECUTIVE FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. EXECUTIVE AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, STATE AND LOCAL WAGE PAYMENT LAWS, THE  FAMILY AND MEDICAL LEAVE ACT, THE PENNSYLVANIA HUMAN RELATIONS ACT AND OTHER STATE AND LOCAL ANTI-DISCRIMINATION LAWS, FEDERAL ANTIDISCRIMINATION LAWS (INCLUDING TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AND THE OLDER WORKERS BENEFIT PROTECTION ACT), CLAIMS RELATING TO EMPLOYMENT STATUS, CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF DISCRIMINATION, HARASSMENT, RETALIATION, WRONGFUL

TERMINATION AND BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. EXECUTIVE ALSO AGREES TO ARBITRATE (EXCEPT AS PROHIBITED BY LAW) ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT EXECUTIVE AGREES TO ARBITRATE, EXECUTIVE HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. EXECUTIVE FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH EXECUTIVE. EXECUTIVE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES EXECUTIVE TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS THE SARBANES-OXLEY ACT. SIMILARLY, NOTHING IN THIS AGREEMENT PROHIBITS EXECUTIVE FROM ENGAGING IN PROTECTED ACTIVITY (AS DEFINED HEREIN).

(b)Administration of Arbitration.  EXECUTIVE AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM THE COMPANY. IF THE JAMS RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL UTILIZE THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OR SUCH RULES AS THE ARBITRATOR MAY DEEM MOST APPROPRIATE FOR THE DISPUTE.  EXECUTIVE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS, APPLYING THE STANDARDS SET FORTH FOR SUCH MOTIONS UNDER APPLICABLE PENNSYLVANIA LAW, INCLUDING PENNSYLVANIA’S RULES OF CIVIL PROCEDURE. EXECUTIVE AGREES that the arbitrator shall issue a written decision on the merits. EXECUTIVE ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. EXECUTIVE agreeS that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. EXECUTIVE UNDERSTANDS THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT EXECUTIVE SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT EXECUTIVE INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS EXECUTIVE WOULD HAVE INSTEAD PAID HAD EXECUTIVE FILED A COMPLAINT IN A COURT OF LAW THAT WOULD HAVE HAD JURISDICTION OVER SUCH COMPLAINT. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE PENNSYLVANIA LAW TO ANY DISPUTE OR CLAIM. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH SUBSTANTIVE PENNSYLVANIA LAW, PENNSYLVANIA LAW SHALL TAKE PRECEDENCE. EXECUTIVE agreeS that any arbitration under this Agreement shall be conducted in ALLEGHENY County, PENNSYLVANIA.

(c)Remedy. EXCEPT FOR THE PURSUIT OF ANY PROVISIONAL REMEDY PERMITTED UNDER THE FAA OR SECTION 7321.9 OF THE PENNSYLVANIA CONSOLIDATED STATUTES (THE “ACT”), OR AS OTHERWISE PROVIDED BY THIS AGREEMENT, EXECUTIVE AGREES THAT ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN EXECUTIVE AND THE COMPANY. EXECUTIVE ACKNOWLEDGES AND AGREES THAT POTENTIAL BREACHES OR THREATENED BREACHES OF THE LOCK-UP AGREEMENT OR CONFIDENTIALITY AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR, AND BOTH PARTIES CONSENT TO THE ISSUANCE OF AN INJUNCTION, WHETHER IN ARBITRATION OR IN CONNECTION WITH THE PROVISIONAL REMEDIES PERMITTED UNDER THE FAA OR THE ACT, WITHOUT THE POSTING OF A BOND.  IN THE EVENT EITHER PARTY SEEKS SUCH INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.

(d)Administrative Relief. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT EXECUTIVE FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE PENNSYLVANIA HUMAN RELATIONS COMMISSION, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE EXECUTIVE FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

(e)Voluntary Nature of Agreement. EXECUTIVE ACKNOWLEDGES AND AGREES THAT EXECUTIVE IS EXECUTING THIS AGREEMENT TO ARBITRATE VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT AND THAT EXECUTIVE HAS ASKED ANY QUESTIONS NEEDED FOR EXECUTIVE TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT TO ARBITRATE AND DOES FULLY UNDERSTAND IT, INCLUDING THAT EXECUTIVE IS WAIVING EXECUTIVE’S RIGHT TO A JURY TRIAL.  EXECUTIVE AGREES THAT EXECUTIVE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT.

19.Headings.  All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

20.Tax Withholding.  All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

21.Governing Law; Venue.  This Agreement will be governed by the laws of the Commonwealth of Pennsylvania (with the exception of its conflict of laws provisions).

22.Acknowledgment.  Executive acknowledges that Executive has had the opportunity to discuss this matter with and obtain advice from Executive’s private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement.

23.Counterparts.  This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of March 27, 2022.

COMPANY:

SARCOS CORP.

By:	/s/ Kiva Allgood

Kiva Allgood, Chief Executive Officer

PARENT:

SARCOS TECHNOLOGY AND ROBOTICS CORP.

By:	/s/ Kiva Allgood

Kiva Allgood, Chief Executive Officer

EXECUTIVE:

/s/ Jorgen Pedersen

Jorgen Pedersen

[SIGNATURE PAGE TO JORGEN PEDERSEN’S EMPLOYMENT AGREEMENT]

Exhibit A

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of            , 2022 (the “Effective Date”) by and between Sarcos Technology and Robotics Corporation (“STRC”), a Delaware corporation (together with its successors, “STRC”) and the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, STRC, two of its wholly owned subsidiaries and RE2, Inc., a Pennsylvania corporation (“RE2”) have entered into that certain Agreement and Plan of Reorganization, as of the date first set forth above (as may be amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, upon Closing, RE2 will become a wholly owned subsidiary of STRC, and as a result of which all of the issued and outstanding capital stock of RE2 immediately prior to the Closing shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive cash and newly issued STRC Common Stock, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with applicable law;

WHEREAS, pursuant to the Merger Agreement, Holder is entitled to receive, at Closing, shares of Common Stock in accordance with the terms of the Merger Agreement; and

WHEREAS, to satisfy a condition to Closing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STRC and Holder desire to enter into this Agreement, pursuant to which the Restricted Securities (as defined below) shall become subject to limitations on disposition as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.Definitions.  The terms defined in this Section 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

(a)“Liquidity Event” shall mean the date after the Closing on which STRC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of STRC’s stockholders having the right to exchange their equity holdings in STRC for cash, securities or other property.

(b)“Permitted Transferee” shall mean any Person to whom the Holder is permitted to transfer Restricted Securities prior to the expiration of the Lock-Up Period pursuant to Section 2(a).

(c)“Restricted Securities” shall mean with respect to Holder and its respective Permitted Transferees, (i) the Common Stock to be received by Holder at Closing and (ii) any securities paid as dividends or distributions with respect to the foregoing securities or into which such securities are exchanged or converted.

(d)“Transfer” or “Transferred” shall mean (i) the sale, exchange or transfer or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, hedge, grant of any option, right or warrant to purchase or otherwise dispose of or agreement to dispose of, or entry into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, including through the filing (or participation in the filing) of a registration statement (other than any registration statement on Form S-8) with the SEC in respect of, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) the entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) the public announcement of any intention to effect any transaction, including the filing of a registration statement (other than any registration statement on Form S-8), specified in clause (i) or (ii).

2.Lock-up Provisions.

(a)Subject to Section 2(b), Holder agrees that it shall not Transfer any Restricted Securities beginning on the Closing Date and ending on:

i.with respect to twenty percent (20%) of Holder’s Restricted Securities, such Restricted Securities may be Transferred on the trading day following the date on which the registration statement on Form S-1 is declared effective by the Securities and Exchange Commission; and

ii.with respect to the remaining eighty percent (80%) of Holder’s Restricted Securities, such Restricted Securities may be Transferred beginning upon the earlier to occur of (x) such time as the Company or any of its subsidiaries have delivered to one or more customers at least twenty (20) Guardian® XO® and/or Guardian® XT and/or Sapien® commercial units (but in no event prior to the close of business on September 24, 2022) and (y) the close of business on September 24, 2023.

Such period set forth in clauses 2(a)(i) and (ii) with respect to Holder’s Restricted Securities is the “Lock-Up Period”.

(b)Notwithstanding the provisions set forth in Section 2(a), one hundred percent (100%) of the Restricted Securities may be Transferred in connection with or following the occurrence of a Liquidity Event, and Holder or its Permitted Transferees may Transfer the Restricted Securities during the Lock-Up Period: (A) in the case that Holder is an individual, by gift to the spouse, domestic partner, parent, sibling, child or grandchild of such Holder or any other natural person with whom such Holder has a relationship by blood, marriage or adoption not more remote than first cousin, to an estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family, or to a charitable organization; (B) in the case that Holder is an individual, by virtue of laws of descent and distribution upon death of Holder; (C) in the case that Holder is an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (D) to a nominee or custodian of a person to whom a Transfer would be permitted under clauses (A) through (C) above; (E) to any members, partners, beneficial owners or shareholders of Holder or any Affiliates of Holder; (F) by virtue of applicable law or Holder’s organizational documents upon liquidation or dissolution of Holder; (G) to STRC in connection with the repurchase of such Holder’s shares in connection with the termination of Holder’s employment with STRC or its subsidiaries pursuant to contractual agreements with STRC; (H) to satisfy tax withholding obligations in connection with the exercise of options to purchase STRC Common Stock or the vesting and/or settlement of STRC restricted stock or stock-based awards (including options and awards assumed by STRC or otherwise issued in exchange for Sarcos Options, Sarcos RSUs or Sarcos RSAs); (I) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of STRC Common Stock (including options assumed by STRC); or (J) in connection with any court order or order from a Governmental Entity requiring the sale of such Restricted Securities; provided, however, that in the case of clauses (A) through (F) such transferee must enter into a written agreement with STRC, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement and shall be deemed to be a Holder for purposes of this Agreement, and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement; provided, further, for the avoidance of doubt, a Holder shall not be limited in filing (or participation in the filing) of a registration statement with the SEC in respect of any restricted stock or stock-based awards the Transfer of which is or may be necessary to satisfy tax withholding obligations in connection with the vesting and/or settlement of such restricted stock or stock-based awards.

(c)If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and STRC shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose.

(d)During the Lock-up Period, Holder agrees and consents to the entry of stop transfer instructions with STRC’s transfer agent and registrar against the transfer of Restricted Securities held by Holder, except in compliance with the foregoing restrictions, and further agrees that stop transfer orders shall be placed against the Restricted Securities and each certificate or book entry position statement evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF            , 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE PARTIES NAMED THEREIN, AS AMENDED.  A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e)For the avoidance of any doubt, (i) if and to the extent Holder’s Restricted Securities include issued and outstanding shares of Common Stock, Holder shall retain all of its rights as a stockholder of STRC during the Lock-up Period, including the right to vote any Restricted Securities that such Holder is entitled to vote, and to receive any dividends and distributions in respect of any Restricted Securities, and (ii) the restrictions contained in Section 2(a) shall not apply to any STRC Common Stock or other securities of STRC acquired by Holder in open market transactions or in any public or private capital raising transactions of STRC or otherwise to any STRC Common Stock (or other securities of STRC) other than the Restricted Securities.

3.Miscellaneous.

(a)Termination of Merger Agreement.  Notwithstanding anything to the contrary contained herein, if the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b)Binding Effect; Assignment.  Holder hereby represents and warrants that Holder has full power, capacity and authority to enter into this Agreement. This Agreement and all provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of STRC. STRC may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c)Third Parties.  Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)Governing Law; Jurisdiction; Waiver of Jury Trial; Remedies.  This Agreement and all related Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE A COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  The parties hereto expressly incorporate by reference Section 11.11 (Jurisdiction) of the Merger Agreement and, subject to Section 3(j) hereof, Section 11.9 (Remedies) of the Merger Agreement to apply to this Agreement, mutatis mutandis, with references to the Merger Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

(e)Severability.  Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(f)Construction; Interpretation.  The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (i) all references to Articles or Sections are to Articles or Sections of this Agreement; and (j) all references to any Law will be to such Law as amended, supplemented or otherwise modified from time to time.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g)Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties hereto as follows:

If to STRC, to: Sarcos Technology and Robotics Corp. 650 S 500 W, Suite 150 Salt Lake City, Utah 84101 Attention: Chief Legal Officer E-mail: j.wolff@sarcos.com

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue, Suite 5100

Seattle, WA  98104

Attention:  Patrick J. Schultheis, Esq.

Email: PSchultheis@wsgr.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h)Amendments and Waivers.  This Agreement may be amended or modified only with the written consent of STRC, Sarcos and Holder.  The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought.  No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i)Authorization on Behalf of STRC.  If Holder or Holder’s Affiliate serves as a director, officer, employee or other authorized agent of STRC or any of its current or future Affiliates, Holder and/or Holder’s Affiliate, as applicable, shall have no authority, express or implied, to act or make any determination on behalf of STRC or any of its current or future Affiliates in connection with this Agreement to which Holder is party or any dispute or Proceeding with respect hereto.

(j)Specific Performance.  Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder,

money damages will be inadequate and STRC will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached.  Accordingly, STRC shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties, if any, under the Merger Agreement.  Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of STRC or any of the obligations of Holder under any other agreement between Holder and STRC or any certificate or instrument executed by Holder in favor of STRC, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of STRC or any of the obligations of Holder under this Agreement.

(l)Further Assurances.  From time to time, at another party’s written request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m)Counterparts; Electronic Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law.  Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document shall be disregarded in determining the parties’ intent or the effectiveness of such signature.

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IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

By:
Name:  Kiva Allgood
Title:  Chief Executive Officer

Signature page to Lock-up Agreement

IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

Holder:

Name of Holder:

Address for Notice: Address: Facsimile No.: Telephone No.: Email::

Signature page to Lock-Up Agreement